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                                                                    EXHIBIT 99.7

                      MID AMERICAN ENERGY HOLDINGS COMPANY

                                OFFER TO EXCHANGE
                    UP TO $500,000,000 IN PRINCIPAL AMOUNT OF
                          5.875% SENIOR NOTES DUE 2012
                                       FOR
                             ALL OF ITS OUTSTANDING
                        5.875% SENIOR NOTES DUE 2012 AND
                 SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED


To Our Clients:

     Enclosed for your consideration is a Prospectus dated        , 200  (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by MidAmerican Energy Holdings Company (the "Company") to exchange up to $500,000,000 in principal amount of its 5.875% Senior Notes due 2012 (the "Exchange Notes") for all of its outstanding 5.875% Senior Notes due 2012, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes").

     The material is being forwarded to you as the beneficial owner of Original Notes carried by us for your account or benefit but not registered in your name. A tender of any Original Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Original Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all Original Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Original Notes.

     YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER ORIGINAL NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00
p.m., Eastern Standard Time, on        , 200 , unless extended (the "Expiration
Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     If you wish to have us tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Original Notes held by us and registered in our name for your account or benefit.
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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of MidAmerican Energy Holdings Company.

     THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF ORIGINAL NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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
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
Box 1 []                         Please tender my Original Notes held by you for my account or benefit.
                                 I have identified on a signed schedule attached hereto the principal amount of Original Notes to be tendered if I wish to tender less than all of my Original Notes.



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Box 2 []                         Please do not tender any Original Notes held by you for my account or benefit.
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Date:                      , 200



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                                                          Signature(s)

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                                                   Please print name(s) here


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Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Original Notes.